                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                                October 30, 1998



                       NEW AMERICAN HEALTHCARE CORPORATION
             (Exact name of Registrant as specified in its charter)



          Delaware                       001-14397              62-1750169
-------------------------------      ----------------     ----------------------
(State or other jurisdiction of      (Commission File          (Employer
       incorporation)                     Number)         Identification Number)


            109 Westpark Drive, Suite 440, Brentwood, Tennessee 37027
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (615) 221-5070
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
--------------------------------------------------------------------------------
                         (Former name or former address,
                          if changed since last report)

         Item 7 (Financial Statements and Exhibits) of the Current Report on Form 8-K filed on November 16, 1998, are amended and restated in their entirety as follows:

(a)      Financial Statements of Business Acquired

         (i) Unaudited balance sheet of Lucius O. Crosby Memorial Hospital as of September 30, 1998, and unaudited statements of operations and cash flows for the Nine months ended
                  September 30, 1998 and 1997.

         (ii) Audited balance sheets of Lucius O. Crosby Memorial Hospital as of December 31, 1997 and 1996, and the related audited statements of operations, changes in net assets and cash flows for the years then ended.

(b)      Pro Forma Condensed Combined Financial Information

         (i)      Introductory information.

         (ii) Unaudited pro forma condensed combined balance sheet of New American Healthcare Corporation as of September, 1998.

         (iii) Unaudited pro forma condensed combined statement of operations of New American Healthcare Corporation for the year ended March 31, 1998 and the six months ended September 30, 1998.

(c) Exhibits. The exhibits filed as a part of this Report are listed in the Index to Exhibits immediately following the signature page.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NEW AMERICAN HEALTHCARE CORPORATION




                                   By:    /s/ Dana C. McLendon, Jr.
                                          --------------------------------------
                                   Name:  Dana C. McLendon, Jr.
                                   Title: Chief Financial Officer


Date:    January 14, 1999

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                      Condensed Balance Sheet (Unaudited)
                               September 30, 1998


                                     Assets

Current Assets
  Cash and cash equivalents                                                     $       380
  Patient accounts receivable, net                                                    5,892
  Other receivables                                                                      40
  Inventories                                                                           176
  Current portion of prepaid expenses                                                   667
                                                                                -----------
     Total Current Assets                                                             7,155

Assets whose use is limited                                                             250
Property and equipment, net                                                           3,431
Other assets                                                                            222
                                                                                -----------
     Total Assets                                                               $    11,058
                                                                                ===========


                                          Liabilities and Net Assets

Current Liabilities
  Current maturities of long-term debt                                          $       446
  Accounts payable                                                                    1,543
  Accrued expenses                                                                      692
  Estimated third-party payor settlements                                                --
                                                                                -----------
     Total Current Liabilities                                                        2,681
                                                                                -----------

Long-Term Debt                                                                          716
                                                                                -----------
Net Assets, Unrestricted                                                              7,661
                                                                                -----------
     Total Liabilities and Net Assets                                           $    11,058
                                                                                ===========



See accompanying note.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                 Condensed Statements of Operations (Unaudited)
                 Nine Months Ended September 30, 1998 and 1997




                                                               1998                   1997
                                                            -----------            -----------
Unrestricted Revenues, Gains and Other Support
  Net patient service revenue                               $    15,095            $    14,480
  Other revenue                                                     380                    345
                                                            -----------            -----------

     Total Revenues, Gains and Other Support                     15,475                 14,825
                                                            -----------            -----------

Expenses
  Salaries benefits                                               6,447                  6,073
  Purchased services                                              2,877                  2,432
  Supplies and other                                              2,838                  3,109
  Depreciation and amortization                                     466                    370
  Interest expense                                                   78                    101
  Provision for uncollectible accounts                            2,424                  2,271
                                                            -----------            -----------
     Total Expenses                                              15,130                 14,356
                                                            -----------            -----------

     Excess of Revenues, Gains and Other Support
       Over Expenses                                                345                    469

Other Income
  Investment income                                                  20                     20
                                                            -----------            -----------
     Increase in Unrestricted Net Assets                    $       365            $       489
                                                            ===========            ===========








See accompanying notes.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                 Condensed Statements of Cash Flows (Unaudited)
                 Nine Months Ended September 30, 1998 and 1997



                                                                          1998                    1997
                                                                      -----------             -----------
Cash Flows from Operating Activities
  Change in unrestricted net assets                                   $       365             $       489
    Adjustments to reconcile change in unrestricted net
      assets to net cash provided by operating activities
        Depreciation and amortization                                         466                     370
        Provision for uncollectible accounts                                2,424                   2,271
        (Increase) decrease in patient accounts receivable                 (2,775)                 (2,939)
        (Increase) decrease in inventories, other current
           assets and other assets                                           (156)                    194
        Increase (decrease) in accounts payable, and other
           accrued expenses                                                   (96)                    459
        Increase (decrease) in estimated third-
          party payor settlements                                             385                    (140)
                                                                      -----------             -----------
              Net Cash Provided by Operating Activities
                and Gains and Losses                                          613                     704
                                                                      -----------             -----------
Cash Flows from Investing Activities
  Capital expenditures                                                       (119)                   (201)
                                                                      -----------             -----------

Cash Flows from Financing Activities
  Payments on long-term debt                                                 (314)                   (343)
  Proceeds from issuance of long-term debt                                    100                      --
                                                                      -----------             -----------
              Net Cash Used by Financing Activities                          (214)                   (343)
                                                                      -----------             -----------
              Net Increase (Decrease) in Cash and
                Cash Equivalents                                              280                     160

Cash and Cash Equivalents, Beginning of Period                                100                     277
                                                                      -----------             -----------
Cash and Cash Equivalents, End of Period                              $       380             $       437
                                                                      ===========             ===========
Supplemental Information
  Noncash investing and financing activities
    Capital lease obligations incurred by the
      Hospital in connection with the acquisition of
      property and equipment                                          $       120             $       148
                                                                      ===========             ===========
  Cash paid for interest                                              $        78             $       121
                                                                      ===========             ===========


See accompanying notes.

                       Lucius O. Crosby Memorial Hospital
                         Notes to Financial Statements
                 Nine Months Ended September 30, 1998 and 1997

(1) BASIS OF PRESENTATION
    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results are not necessarily indicative of results that may be expected for the full year.

    In the opinion of management, the accompanying unaudited interim financial statements contain all material adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position, results of operation and cash flows of Crosby Memorial Hospital for the interim periods presented.

    For further information, refer to the financial statements and footnotes thereto as of and for the year ended December 31, 1997 and 1996, included herein.

                                    CONTENTS




                                                                                                   Pages
                                                                                                   -----

Independent Auditor's Report                                                                         1

Balance Sheets                                                                                       2

Statements of Operations                                                                             3

Statements of Changes in Net Assets                                                                  4

Statements of Cash Flows                                                                             5

Notes to Financial Statements                                                                   6 - 15


                          INDEPENDENT AUDITOR'S REPORT





Board of Trustees
Lucius O. Crosby Memorial Hospital
Picayune, Mississippi


We have audited the accompanying balance sheets of Lucius O. Crosby Memorial Hospital as of December 31, 1997 and 1996, and the related statements of operations, changes in net assets, and cash flows for the years then ended. These financial statements are the responsibility of Lucius O. Crosby Memorial Hospital's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lucius O. Crosby Memorial Hospital as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Manual Firm Signature

HORNE CPA GROUP





Laurel, Mississippi
March 10, 1998

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                                 Balance Sheets
                           December 31, 1997 and 1996


                                     Assets

                                                                                   1997                  1996
                                                                                -----------            ----------
Current Assets
  Cash and cash equivalents                                                     $    99,503            $  276,650
  Patient accounts receivable, net                                                5,478,030             4,088,103
  Other receivables                                                                  12,821                 1,696
  Inventories                                                                       206,281               202,524
  Current portion of prepaid expenses                                               232,674               378,661
  Estimated third-party payor settlements, net                                      385,274                    --
                                                                                -----------            ----------
     Total Current Assets                                                         6,414,583             4,947,634

Assets whose use is limited                                                         250,000               250,000
Patient notes receivable, net                                                        62,534               665,846
Prepaid expenses, less current portion                                              275,780               211,848
Property and equipment, net                                                       3,658,323             3,578,325
Other assets                                                                        221,655               223,737
                                                                                -----------            ----------
     Total Assets                                                               $10,882,875            $9,877,390
                                                                                ===========            ==========


                                          Liabilities and Net Assets

Current Liabilities
  Current maturities of bonds payable                                           $        --            $  270,000
  Current maturities of notes payable                                               213,678               151,143
  Current maturities of capital lease
    obligations                                                                     232,481               263,818
  Accounts payable                                                                1,693,290             1,251,884
  Accrued expenses                                                                  636,395               469,862
  Estimated third-party payor settlements                                                --               140,000
                                                                                -----------            ----------
     Total Current Liabilities                                                    2,775,844             2,546,707
                                                                                -----------            ----------

Long-Term Debt
  Notes payable, less current maturities                                            173,548               280,843
  Capitalized lease obligations, less current
    maturities                                                                      636,555               630,432
                                                                                -----------            ----------
     Total Long-Term Debt                                                           810,103               911,275
                                                                                -----------            ----------
Net Assets, Unrestricted                                                          7,296,928             6,419,408
                                                                                -----------            ----------
     Total Liabilities and Net Assets                                           $10,882,875            $9,877,390
                                                                                ===========            ==========



See accompanying notes.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                            Statements of Operations
                     Years Ended December 31, 1997 and 1996




                                                               1997                   1996
                                                            -----------            -----------
Unrestricted Revenues, Gains and Other Support
  Net patient service revenue                               $19,299,011            $16,368,351
  Other revenue                                                 456,865                425,835
                                                            -----------            -----------

     Total Revenues, Gains and Other Support                 19,755,876             16,794,186
                                                            -----------            -----------

Expenses
  Salaries and wages                                          6,904,997              6,543,700
  Employee benefits                                           1,110,808                937,216
  Purchased services                                          3,170,530              1,756,142
  Supplies and other                                          4,128,133              3,958,027
  Depreciation and amortization                                 540,182                557,105
  Interest expense                                              156,030                127,979
  Provision for uncollectible accounts                        2,895,204              2,463,857
                                                            -----------            -----------
     Total Expenses                                          18,905,884             16,344,026
                                                            -----------            -----------

     Excess of Revenues, Gains and Other Support
       Over Expenses                                            849,992                450,160

Other Income
  Investment income                                              27,528                 29,845
                                                            -----------            -----------
     Increase in Unrestricted Net Assets                    $   877,520            $   480,005
                                                            ===========            ===========








See accompanying notes.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                       Statements of Changes in Net Assets
                     Years Ended December 31, 1997 and 1996





                                                    1997                  1996
                                                 ----------            ----------
Unrestricted Net Assets
  Net Assets at Beginning of Year                $6,419,408            $5,939,403

  Increase in Unrestricted Net Assets               877,520               480,005
                                                 ----------            ----------
Net Assets at End of Year                        $7,296,928            $6,419,408
                                                 ==========            ==========








See accompanying notes.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                            Statements of Cash Flows
                     Years Ended December 31, 1997 and 1996



                                                                          1997                    1996
                                                                      -----------             -----------
Cash Flows from Operating Activities
  Change in unrestricted net assets                                   $   877,520             $   480,005
    Adjustments to reconcile change in unrestricted net
      assets to net cash provided by operating activities
        Depreciation and amortization                                     540,182                 557,105
        Provision for uncollectible accounts                            2,895,204               2,463,857
        (Increase) decrease in patient accounts and notes
           receivable                                                  (3,681,819)             (3,538,601)
        (Increase) decrease in inventories, other current
           assets and other assets                                         69,255                 445,470
        Increase (decrease) in accounts payable, accrued
           salaries and wages, accrued vacation, and other
           accrued expenses                                               607,939                 390,780
        Increase (decrease) in amounts due to/from third-
          party payors                                                   (525,274)                236,000
                                                                      -----------             -----------
              Net Cash Provided by Operating Activities
                and Gains and Losses                                      783,007               1,034,616
                                                                      -----------             -----------
Cash Flows from Investing Activities
  Capital expenditures                                                   (429,312)               (666,747)
                                                                      -----------             -----------

Cash Flows from Financing Activities
  Payment on long-term debt                                              (630,842)               (565,537)
  Proceeds from issuance of long-term debt                                100,000                 202,060
                                                                      -----------             -----------
              Net Cash Used by Financing Activities                      (530,842)               (363,477)
                                                                      -----------             -----------
              Net Increase (Decrease) in Cash and
                Cash Equivalents                                         (177,147)                  4,392

Cash and Cash Equivalents, Beginning of Year                              276,650                 272,258
                                                                      -----------             -----------
Cash and Cash Equivalents, End of Year                                $    99,503             $   276,650
                                                                      ===========             ===========
Supplemental Information
  Noncash investing and financing activities
    Capital lease obligations incurred by the
      Hospital in connection with the acquisition of
      property and equipment                                          $   190,868             $   410,468
                                                                      ===========             ===========
  Cash paid for interest                                              $   160,991             $   137,911
                                                                      ===========             ===========


See accompanying notes.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements




NOTE 1:  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

-       Organization:

                Lucius O. Crosby Memorial Hospital (the Hospital), located in Picayune, Mississippi, is a not-for-profit acute care hospital. The Hospital provides health care services to residents of Pearl River County, Mississippi, and the surrounding area.

-       Use of Estimates:

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

-       Cash and Cash Equivalents:

                Cash and cash equivalents include certain investments in highly liquid debt instruments with original maturities of three months or less.

-       Inventories:

                Inventories are stated at the lower of cost (first-in, first-out) or replacement market.

-       Assets Whose Use is Limited:

                Assets limited as to use primarily include assets held by trustees under indenture agreements and designated assets set aside by the Board of Trustees for future capital improvements, over which the Board retains control and may at its discretion subsequently use for other purposes.

-       Property and Equipment:

                Property and equipment are recorded at cost, or if donated, at fair value at the date of receipt. Equipment under capital leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

                Depreciation of property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Equipment under capital leases is amortized using the straight-line method over the lease term or estimated useful life of the equipment. Such amortization is included in depreciation and amortization in the financial statements.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements




NOTE 1:  (CONTINUED)

-       Excess of Revenues Over Expenses:

                The statements of operations include excess of revenues, gains, and other support over expenses.

-       Net Patient Service Revenue:

                The Hospital has agreements with third-party payors that provide for payments to the Hospital at amounts different from its established rates. Payment arrangements include prospectively determined rates per discharge, reimbursed costs, discounted charges, and per diem payments. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period the related services are rendered and adjusted in future periods as final settlements are determined.

-       Charity Care:

                The Hospital provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Hospital does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue.

-       Income Taxes:

                The Hospital is a not-for-profit corporation as described in
        Section 501(c)(3) of the Internal Revenue Code and is exempt from federal and state income taxes on related income pursuant to Section 501(a) of the Code.


NOTE 2:  PATIENT ACCOUNTS AND NOTES RECEIVABLE

        Patient accounts and notes receivable consists of the following at December 31, 1997 and 1996:

                                                         1997                       1996
                                             -------------------------    ------------------------
                                              ACCOUNTS         NOTES       ACCOUNTS        NOTES
                                             RECEIVABLE     RECEIVABLE    RECEIVABLE    RECEIVABLE
                                             ----------     ----------    ----------    ----------
Gross Patient Receivables                    $10,113,868     $634,718     $6,888,190     $723,352
  Less:  Allowance for Medicare and
             Medicaid adjustments              2,996,972           --      1,686,000           --
  Less:  Allowance for doubtful accounts       1,638,866      572,184      1,114,087       57,506
                                             -----------     --------     ----------     --------
     Net Patient Receivables                 $ 5,478,030     $ 62,534     $4,088,103     $665,846
                                             ===========     ========     ==========     ========

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements




NOTE 2:  (CONTINUED)

        The allowances for doubtful accounts and contractual adjustments represent approximately 48 percent of the balance of patient accounts and notes receivable at December 31, 1997, and in management's opinion, is adequate to cover any losses sustained on these accounts.

        The allowance for Medicare and Medicaid adjustments represents the estimated adjustments on claims filed for the year ended December 31, 1997 and 1996, for which payments will be received in the following year. These amounts are the estimated excess credits allowed over the actual cash to be received on these claims.


NOTE 3:  PREPAID EXPENSES

        Included in prepaid expenses are amounts advanced to physicians under various recruiting contracts which are being expensed according to the terms of the contracts. A summary of prepaid expenses at December 31, 1997 and 1996, follows:

                                                                  1997                   1996
                                                                --------               --------

         Physician Contract Advances                            $488,640               $569,347

         Other Prepaid Expenses                                   19,814                 21,162
                                                                --------               --------
                                                                 508,454                590,509

         Less Amounts Representing Current Assets                232,674                378,661
                                                                --------               --------
         Long-Term Portion of Prepaid Assets                    $275,780               $211,848
                                                                ========               ========

        Amounts expensed for prepaid physician recruitment contracts totaled $447,961 and $493,386 at December 31, 1997 and 1996, respectively.


NOTE 4:  ASSETS WHOSE USE IS LIMITED

         The composition of assets whose use is limited at December 31, 1997 and 1996, is as follows:

                                                         1997                   1996
                                                       --------               --------
        Internally Designated for Future
          Acquisitions
            Certificate of Deposit                     $250,000               $250,000
                                                       ========               ========

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                         Notes to Financial Statements



NOTE 4:  (CONTINUED)

        Investment income is comprised of earnings on assets whose use is limited and cash and cash equivalents for the years ending December 31, 1997 and 1996, and amounted to $27,528 and $29,845, respectively.


NOTE 5:  PROPERTY AND EQUIPMENT

        The following is a summary of property and equipment at December 31, 1997 and 1996:

                                                              1997                      1996
                                                          -----------               -----------
        Land                                              $   154,573               $   154,573
        Land Improvements                                     117,112                   117,112
        Buildings                                           5,168,490                 5,042,059
        Fixed Equipment                                       985,496                   843,651
        Equipment                                           3,312,554                 3,260,524
        Equipment Under Capital Leases                      1,533,244                 1,334,412
                                                          -----------               -----------
                                                           11,271,469                10,752,331
          Less accumulated depreciation and
            amortization                                    7,874,952                 7,334,770
                                                          -----------               -----------
                                                            3,396,517                 3,417,561
        Construction in Progress                              261,806                   160,764
                                                          -----------               -----------
             Total                                        $ 3,658,323               $ 3,578,325
                                                          ===========               ===========

        Depreciation and amortization expense for the years ended December 31, 1997 and 1996, amounted to approximately $540,182 and $557,105. Accumulated amortization for equipment under capital lease obligations was $625,656 and $440,496 at December 31, 1997 and 1996, respectively.


NOTE 6:  BONDS PAYABLE

        A summary of bonds payable at December 31, 1997 and 1996 follows:

                                                                  1997                      1996
                                                             --------------               --------
        9.15 percent to 9.25 percent hospital
        mortgage bonds maturing annually in
        varying amounts with a final payment
        due on December 1, 1997. Principal and
        interest are payable semiannually
        on June 1 and December 1                             $           --               $270,000
          Less current maturities                                        --                270,000
                                                             --------------               --------
             Long-Term Bonds Payable                         $           --               $     --
                                                             ==============               ========

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements



NOTE 6:  (CONTINUED)

        The total amount representing long-term bonds payable at December 31, 1995, is scheduled to mature during 1997.


NOTE 7:  NOTES PAYABLE

        A summary of notes payable at December 31, 1997 and 1996, follows:

                                                                                               1997         1996
                                                                                             --------     --------
        Line of credit with bank, 7.15 percent interest, due July 7, 1998, secured by
        certificate of deposit classified as an asset whose use is limited                  $100,000     $     --

        Bank note dated December 19, 1991, payable in monthly installments of $5,045, including interest at 2 percent above the prime rate (effective rates of 7.15 percent and 10.5 percent as of December 31, 1996 and 1995, respectively), due
        October 19, 2001, secured by real estate, equipment, and $250,000 certificate of
        deposit classified as an asset whose use is limited                                  202,906      244,858

        Bank note dated April 25, 1996, and extended on September 24, 1996, payable in monthly Installments of $3,152, including interest at a fixed rate of 7.15 percent, due June 25, 1999, secured by real estate, equipment, and $250,000
        certificate of deposit classified as an asset whose use is limited                    53,037       87,582

        Bank note dated April 26, 1996, payable in monthly Installments of $4,599, including interest at a fixed rate of 7.5 percent, due May 2, 1998, secured by
        equipment                                                                              17,950       72,879

        Note payable to husband and wife, dated November 5, 1996, payable in an annual installment of $15,467 due November 5, 1997, and a final installment of $14,401
        due November 5, 1998, including interest of 8 percent, secured by real estate          13,333       26,667
                                                                                             --------     --------
                                                                                              387,226      431,986

          Less current maturities                                                             213,678      151,143
                                                                                             --------     --------
             Long-Term Notes Payable                                                         $173,548     $280,843
                                                                                             ========     ========

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements



NOTE 7:  (CONTINUED)

        A summary of note maturities follows:

    YEAR ENDING
    DECEMBER 31,                                                     AMOUNT
    ------------                                                     ------
        1998                                                       $  213,678
        1999                                                           69,480
        2000                                                           54,961
        2001                                                           49,107
                                                                   ----------
        Total                                                      $  387,226
                                                                   ==========


NOTE 8:  LEASE OBLIGATIONS

        The Hospital has leases on medical and computer equipment which are classified as capital leases. The equipment is recorded as equipment under capital lease subject to amortization. Capital lease obligations are secured by the respective equipment leased.

        At December 31, 1997, the present value of future minimum lease payments due under capital leases was as follows:

    YEAR ENDING
    DECEMBER 31,                                                     AMOUNT
    ------------                                                     ------
           1998                                                    $  319,664
           1999                                                       199,682
           2000                                                       180,133
           2001                                                       158,958
           Thereafter                                                 215,603
                                                                   ----------
              Total Minimum Lease Payments                          1,074,040

          Less amounts representing interest
            rates ranging from 4.3 percent
            to 16.5 percent)                                          205,004
                                                                   ----------
        Present Value of Minimum Lease
          Payments                                                    869,036
          Less amounts maturing within one year                       232,481
                                                                   ----------
             Amounts Due After One Year                            $  636,555
                                                                   ==========

        Total rental expense for operating leases for the years ended December 31, 1997 and 1996, was $149,997 and $147,889, respectively.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements




NOTE 9:  NET PATIENT SERVICE REVENUE

        The Hospital has agreements with third-party payors that provide for payments to the Hospital at amounts different from its established rates. A summary of the payment arrangements with major third-party payors follows:

-       Medicare:

                Inpatient acute care services rendered to Medicare program beneficiaries are paid at prospectively determined rates per discharge. These rates vary according to a patient classification system that is based on clinical, diagnostic, and other factors. Inpatient non-acute services, certain outpatient services, and defined capital and medical education costs related to Medicare beneficiaries are paid based on a cost reimbursement methodology. The Hospital is reimbursed for cost reimbursable items at a tentative rate with final settlement determined after submission of annual cost reports by the Hospital and audits thereof by the Medicare fiscal intermediary. The Hospital's classification of patients under the Medicare program and the appropriateness of their admission are subject to an independent review by a peer review organization under contract with the Hospital.

-       Medicaid:

                Inpatient services rendered to Medicaid program beneficiaries are reimbursed based upon a cost reimbursement methodology. The Hospital is reimbursed at a prospective rate which is adjusted annually based on the annual cost reports as submitted by the Hospital and audits by the Medicaid fiscal intermediary.

-       Blue Cross:

                  Inpatient services rendered to Blue Cross subscribers are reimbursed at prospectively determined rates per day of hospitalization. The prospectively determined per diem rates are not subject to retroactive adjustment.

-        Managed Care:

                The Hospital has also entered into payment agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider organizations. The basis for payment to the Hospital under these agreements includes prospectively determined rates per discharge, discounts from established charges, and prospectively determined daily rates.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements




NOTE 9:  (CONTINUED)

        A summary of gross and net patient revenue for the years ended December 31, 1997 and 1996, follows:

                                                                     1997                      1996
                                                                 -----------               -----------
        Gross Patient Service Revenue                            $35,222,639               $27,473,125

        Less provisions for:
          Contractual adjustments under third-
            party reimbursement programs and other
            deductions                                            15,923,628                11,104,774
                                                                 -----------               -----------

             Net Patient Service Revenue                         $19,299,011               $16,368,351
                                                                 ===========               ===========


NOTE 10:  PATIENT SERVICE REVENUE UNDER CONTRACT

        A summary of revenue for patient services rendered under contract with major third party cost reimbursers follows:

                                          DECEMBER 31, 1997                    DECEMBER 31, 1996
                                     -------------------------------      -------------------------------
                                                          PERCENT OF                           PERCENT OF
                                                           TOTAL NET                            TOTAL NET
                                                            PATIENT                              PATIENT
                                        AMOUNT              REVENUE          AMOUNT              REVENUE
                                     -----------          ----------      -----------          ----------
    Medicare                         $11,045,557              57.2%       $10,315,832               63.0%
    Medicaid                           1,414,311               7.3          3,323,253               20.3


NOTE 11:  CHARITY CARE

        The amount of charges foregone for services and supplies furnished under the Hospital's charity care policy aggregated approximately $360,000 in 1997 and 1996, respectively.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements



NOTE 12:  MEDICAL BENEFIT PLAN

        The Hospital is self-insured for employee health benefits. Employees of the Hospital who participate in this plan and the Hospital make payments each payroll period to the Mississippi Hospital Employee Benefit Trust (MHEBT) based on actuarial estimates of the amount needed to pay prior and current year claims. The Hospital recorded total medical benefit expense for the years ended December 31, 1997 and 1996, was $272,550 and $188,094, respectively. Adjustments representing the write-off of charges applicable to claims incurred for hospitalization at the Hospital for employees and their dependents for the years ended December 31, 1997 and 1996, were $199,609 and $171,790, respectively.


NOTE 13:  RETIREMENT PLAN

        The Crosby Memorial Hospital Tax Sheltered Annuity Plan (the Plan) is a defined contribution plan established and administered by the Hospital, which retains the right to amend the Plan. The Plan covers all employees who meet the established eligibility requirements. The Hospital contributes 2 percent of the participant's gross salary each year, as stipulated by the plan agreement. The retirement benefits the participant receives will depend upon the accumulated value of the employee's account and vesting status upon termination. The Hospital recorded pension expense of $45,577 and $45,000 for 1997 and 1996, respectively. The unfunded contribution amounts for each year are included in accrued expenses.


NOTE 14:  CONCENTRATIONS OF CREDIT RISK

        The Hospital, which is located in Picayune, Mississippi, grants credit without collateral to its patients, most of whom are area residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors for the years ended December 31, 1997 and 1996, was as follows:

                                                   1997                       1996
                                                  ------                     ------
        Self-Pay                                    35.2%                      38.6%
        Medicare                                    48.3                       35.7
        Medicaid                                     5.0                       14.2
        Commercial Insurance                        11.5                       11.5
                                                  ------                     ------
             Total                                 100.0%                     100.0%
                                                  ======                     ======

        At December 31, 1997 and 1996, the Hospital had cash balances on deposit in a local financial institution. These bank balances exceeded the Federal Deposit Insurance Corporation insurance limitation by $526,775 and $487,510 at December 31, 1997 and 1996, respectively.

                       LUCIUS O. CROSBY MEMORIAL HOSPITAL
                          Notes to Financial Statements




NOTE 15:  FUNCTIONAL EXPENSES

        The Hospital's functional expenses are enumerated in the following table:

                                                   1997                           1996
                                               -----------                    -----------

        Program Services                       $14,773,447                    $12,322,698
        Support Services                         4,132,437                      4,021,328
                                               -----------                    -----------
             Total Expenses                    $18,905,884                    $16,344,026
                                               ===========                    ===========


NOTE 16:  YEAR 2000 ISSUE

         The Hospital is conducting a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue, and is developing an implementation plan to resolve the Issue.

        The Issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Hospital is dependent on computer processing in the conduct of its business activities.

        Based on the review of the computer systems, management does not believe the cost of implementation will be material to the Hospital's financial statements.


NOTE 17:  COMMITMENTS AND CONTINGENCIES

        The Hospital is involved in various litigation and potential claims which management believes, based in part upon discussion with counsel, will not have an adverse effect on the results of operations or the financial position of the Hospital.


NOTE 18:  SUBSEQUENT EVENTS

        The Hospital is in the process of issuing a request for proposal for an interested party to become a capital partner of the Hospital to enable the institution to enhance its services to the community.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The "New American Combined" column set forth in the unaudited pro forma condensed combined balance sheet of the Company as of September 30, 1998 assumes that the Lucius O. Crosby Memorial Hospital (Crosby Memorial Hospital) and Memorial Hospital of Adel acquisitions had occurred on September 30, 1998.

     The "New American as Adjusted" column set forth in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 1998 assumes that the Puget Sound Hospital Acquisition and the application of the net proceeds of the Company's initial public offering ("Offering") received by the Company had occurred on April 1, 1998. The "New American as Adjusted" column for the year ended March 31, 1998 assumes that the Memorial Hospital of Center, Delta Medical Center-Memphis, Dolly Vinsant Memorial Hospital, Davenport Medical Center, Lander Valley Medical Center, Woodland Park Hospital, Eastmoreland Hospital and Puget Sound Hospital Acquisitions ("Hospital Acquisitions") and the application of the net proceeds of the Offering received by the Company had occurred on April 1, 1997. The "New American Combined" column set forth in the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 1998 assumes that the Crosby Memorial Hospital Acquisition, the Memorial Hospital of Adel Acquisition, the Puget Sound Hospital Acquisition and the application of the net proceeds of the Offering received by the Company had occurred on April 1, 1998. The "New American Combined" column for the year ended March 31, 1998 assumes that the Hospital Acquisitions, the application of the net proceeds of the Offering received by the Company, the Memorial Hospital of Adel Acquisition and the Crosby Memorial Hospital Acquisition had occurred on April 1, 1997. Crosby Memorial Hospital and Memorial Hospital of Adel have December 31 and June 30 fiscal year ends, respectively. For purposes of the March 31, 1998 pro forma presentation, the fiscal years of Crosby Memorial Hospital and Memorial Hospital of Adel have been combined with the Company's fiscal year. For the six months ended September 30, 1998, the same six month periods for each hospital have been combined with the Company. Therefore, the three months ended March 31, 1998 have been excluded from pro forma presentation for Crosby Memorial Hospital and the three months ended June 30, 1998 have been included in both periods presented for Memorial Hospital of Adel.

     The unaudited pro forma condensed combined financial information presented herein are not necessarily indicative of the Company's combined financial position or the results of operations that actually would have occurred if the transactions had been consummated on such dates. In addition, they are not intended to be a projection of results of operations that may be obtained in the Company's future. The pro forma results of operations, which do not take into account certain operational changes instituted by the Company upon acquisition of its hospitals, are not necessarily indicative of the results that may be expected from such hospitals. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company's audited financial statements, including the notes thereto.

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                               AS OF SEPTEMBER 30, 1998
                                                            ----------------------------------------------------------
                                                                                     MEMORIAL                   NEW
                                                              NEW        CROSBY      HOSPITAL     PRO FORMA   AMERICAN
                                                            AMERICAN    MEMORIAL     OF ADEL     ADJUSTMENTS  COMBINED
                                                                            (IN THOUSANDS)
ASSETS
Current assets:
  Cash....................................................  $  1,714    $   380      $ 1,491      $  (355)(1)  $  2,850
                                                                                                     (380)(2)
  Patient accounts receivable.............................    28,325      5,892        3,016       (1,918)(1)    35,315
  Prepaid expenses and other current assets...............     7,113        883          489           --         8,485
                                                            --------    -------      -------      -------      --------
    Total current assets..................................    37,152      7,155        4,996       (2,653)       46,650
Property and equipment, net...............................   105,153      3,431        3,242        3,097(1)    114,923
Goodwill, net.............................................    21,029         --           --       19,419(1)     40,448
Other assets, net.........................................     1,413        472           --          300(1)      1,935
                                                                                                     (250)(2)
                                                            --------    -------      -------      -------      --------
    Total assets..........................................  $164,747    $11,058      $ 8,238      $19,913      $203,956
                                                            ========    =======      =======      =======      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses...................  $ 16,423    $ 2,235      $ 1,153      $  (134)(2)  $ 19,677
  Estimated third-party payor settlements.................     6,048         --           --           --         6,048
  Current portion of capital lease obligations............       284        232           30           --           546
  Current portion of long-term debt.......................        --        214           --         (214)(2)        --
                                                            --------    -------      -------      -------      --------
    Total current liabilities.............................    22,755      2,681        1,183         (348)       26,271
                                                            --------    -------      -------      -------      --------
Capital lease obligations, less current portion...........     4,769        632           36           --         5,437
Long-term debt............................................    53,550         84           --          (84)(2)    88,575
                                                                                                   35,025(1)
Deferred income taxes.....................................     1,339         --           --           --         1,339
Stockholders' equity:
  Non-voting common stock.................................        14         --           --           --            14
  Common stock............................................       156         --           30          (30)(1)       156
  Additional paid-in capital..............................    82,088         --          141         (141)(1)    82,088
  Common stock warrants...................................       235         --           --           --           235
  Deferred compensation...................................      (561)        --           --           --          (561)
  Retained earnings.......................................       402      7,661        6,848      (14,509)(1)       402
                                                            --------    -------      -------      -------      --------
    Total stockholders' equity............................    82,334      7,661        7,019      (14,680)       82,334
                                                            --------    -------      -------      -------      --------
    Total liabilities and stockholders' equity............  $164,747    $11,058      $ 8,238      $19,913      $203,956
                                                            ========    =======      =======      =======      ========






              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

(1) To record the Crosby Memorial Hospital Acquisition for approximately $19,400 and the Memorial Hospital of Adel Acquisition for approximately $16,585 financed by $35,025 of long-term debt and $355 of cash. The total purchase adjustments were allocated as follows: accounts receivable of ($1,918); property and equipment of $3,097; goodwill of $19,419; prepaid rent of $300 common stock of $30 additional paid-in capital of $141 and retained earnings of $14,509.

(2) To exclude certain assets and liabilities that were not acquired or assumed by New American primarily related to cash of $380; assets whose use is limited of $250 accrued expenses of $134; current portion of long-term debt of $214 and long-term debt of $84.

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                           SIX MONTHS ENDED SEPTEMBER 30, 1998
                                 ---------------------------------------------------------------------------------------------------
                                                                          NEW                    MEMORIAL                     NEW
                                   NEW        PUGET     PRO FORMA      AMERICAN      CROSBY      HOSPITAL     PRO FORMA     AMERICAN
                                 AMERICAN    SOUND(1)  ADJUSTMENTS    AS ADJUSTED   MEMORIAL     OF ADEL     ADJUSTMENTS    COMBINED
                                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Net patient service
    revenue....................   71,726      11,520         --         83,246       10,149        8,265           --        101,660
  Other revenue................    2,134         315         --          2,449          233          504           --          3,186
                                  ------      ------     ------         ------       ------       ------       ------        -------
         Net operating
           revenues............   73,860      11,835         --         85,695       10,382        8,769           --        104,846
                                  ------      ------     ------         ------       ------       ------       ------        -------
Expenses:
  Salaries and benefits........   33,146       5,673         --         38,819        4,478        3,800           --         47,097
  Professional fees............    9,628         968         --         10,596        2,096          309           --         13,001
  Supplies.....................    7,939       1,687         --          9,626        1,246        1,160           --         12,032
  Provision for doubtful
    accounts...................    6,098         349         --          6,447        1,572        1,220           --          9,239
  Other........................    7,881       2,203       (399)(2)      9,685          478        1,188         (102)(8)     11,244
                                                                                                                   50(9)
                                                                                                                  (55)(10)
  General and administrative...    1,432          --         --          1,432           --           --           --          1,432
  Depreciation and
    amortization...............    2,634         391        495(3)       3,129          314          307         (621)(11)     3,701
                                                           (391)(3)                                               572 (11)
  Interest expense.............    3,098          --        881(4)       2,556           47            2        1,390(12)      3,979
                                                         (1,423)(5)                                               (16)(12)
                                  ------      ------     ------         ------       ------       ------       ------        -------
         Total operating
           expenses............   71,856      11,271       (837)        82,290       10,231        7,986        1,218        101,725
                                  ------      ------     ------         ------       ------       ------       ------        -------
         Income before
           income taxes........    2,004         564        837          3,405          151          783       (1,218)         3,121
Income taxes...................      802          --        560(6)       1,362           --          298         (412)(6)      1,248
                                  ------      ------     ------         ------       ------       ------       ------        -------
  Net income...................    1,202         564        277          2,043          151          485         (806)         1,873
Cumulative preferred
  dividends....................      710          --       (710)(7)         --           --           --           --             --
                                  ------      ------     ------         ------       ------       ------       ------        -------
  Net income available
    to common stockholders.....      492         564        987          2,043          151          485         (806)         1,873
                                  ======      ======     ======         ======       ======       ======       ======        =======
Pro forma net income per common
  share:
  Basic........................                                         $  .14                                                $  .13
  Diluted......................                                            .11                                                   .10
                                                                        ======                                                ======
Weighted average shares
  outstanding:
  Basic........................                                         14,350                                                14,350
  Diluted......................                                         18,110                                                18,110
                                                                        ======                                                ======

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                      SIX MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

 (1) To record the historical operations of the Puget Sound Hospital Acquisition for the period April 1, 1998 through August 31, 1998, the date of acquisition by the Company.

 (2) To eliminate management fees in the amount of $399 that would not have been incurred had the Puget Sound Hospital Acquisition been consummated on April 1, 1998.

 (3) To record depreciation and amortization for the Puget Sound Acquisition in the amount of $495 as if it had been acquired on April 1, 1998 and elimination of historical depreciation and amortization in the amount of $391 recorded prior to the date of acquisition.

 (4) To record interest expense for the Puget Sound Acquisition in the amount of $881 relating to acquisition debt of approximately $24,000 at 8.8% as if it had been incurred on April 1, 1998.

 (5) To record the elimination of interest expense in the amount of $1,423 on average acquisition debt of approximately $37,950 at a weighted average interest rate of 9.5% that was paid off with a portion of the net proceeds of the Offering, as if the Offering had occurred on April 1, 1998.

 (6) To record tax expense at the expected combined income tax rate of 40%.

 (7) To record the elimination of cumulative preferred dividends in the amount of $710 on Series A Preferred Stock that were repaid in the Company's reincorporation in August 1998.

 (8) To eliminate management fees in the amount of $102 that would not have been incurred had Crosby Memorial Hospital been acquired on April 1, 1998.

 (9) To record lease expense in the amount of $50 on the Crosby Memorial Hospital Acquisition as if it had been acquired on April 1, 1998.

(10) To eliminate costs incurred at Crosby Memorial Hospital to consummate the sale process in the amount of $55.

(11) To record depreciation and amortization for the Crosby Memorial Hospital and Memorial Hospital of Adel Acquisitions in the amount of $572 as if it had been acquired on April 1, 1998 and elimination of historical depreciation and amortization in the amount of $621 recorded prior to the date of acquisition which had been recorded on a higher cost basis.

(12) To record interest expense for the Crosby Memorial Hospital Acquisition in the amount of $1,390 relating to acquisition debt of approximately $35,025 at a weighted average interest rate of 7.9% as if it had been incurred on April 1, 1998 and elimination of historical interest expense in the amount of $16 recorded prior to the date of acquisition for debt not assumed.

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                                       YEAR ENDED MARCH 31, 1998
                       ----------------------------------------------------------------------------------------------------------
                                                                    NEW                    MEMORIAL                        NEW
                         NEW        ACQUIRED      PRO FORMA      AMERICAN      CROSBY      HOSPITAL       PRO FORMA      AMERICAN
                       AMERICAN   HOSPITALS(1)   ADJUSTMENTS    AS ADJUSTED   MEMORIAL     OF ADEL       ADJUSTMENTS     COMBINED
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Net patient service
    revenue........... $73,725      $94,817       $     --       $168,542     $19,299      $15,189         $    --       $203,030
  Other revenue.......   1,924        2,880             --          4,804         485          892              --          6,181
                       -------      -------       --------       --------     -------      -------         -------       --------
    Net operating
      revenues........  75,649       97,697             --        173,346      19,784       16,081              --        209,211
                       -------      -------       --------       --------     -------      -------         -------       --------
Expenses:
  Salaries and
    benefits..........  31,276       47,094             --         78,370       8,016        7,310              --         93,696
  Professional fees...   8,608       11,941             --         20,549       3,171          583              --         24,303
  Supplies............   8,314        9,253             --         17,567       3,053        2,257              --         22,877
  Provision for
    doubtful
    accounts..........   7,837        6,968             --         14,805       2,895        1,463              --         19,163
  Other...............   9,286       15,545         (2,131)(2)     22,700       1,075        2,086            (415)(9)     25,546
                                                                                                               100(10)
  General and
    administrative....   3,484           --            905(3)       4,389          --           --              --          4,389
  Depreciation and
    amortization......   2,836        4,614         (4,614)(4)      6,510         540          681          (1,221)(11)     7,653
                                                     3,674(4)                                                1,143(11)
  Interest expense....   2,637        3,011         (2,651)(5)      4,533         156            4           2,781(12)      7,443
                                                     5,489(5)                                                  (31)(12)
                                                    (3,953)(6)
                       -------      -------       --------       --------     -------      -------         -------       --------
                        74,278       98,426         (3,281)       169,423      18,906       14,384           2,357        205,070
                       -------      -------       --------       --------     -------      -------         -------       --------
    Income (loss)
      before income
      taxes...........   1,371         (729)         3,281          3,923         878        1,697          (2,357)         4,141
Income taxes..........     579           89            902(7)       1,570          --          662            (576)(7)      1,656
                       -------      -------       --------       --------     -------      -------         -------       --------
  Net income (loss)...     792         (818)         2,379          2,353         878        1,035          (1,781)         2,485
Cumulative preferred
  dividends...........     617           --           (617)(8)         --          --           --              --             --
                       -------      -------       --------       --------     -------      -------         -------       --------
  Net income (loss)
    attributable to
    common
    stockholders...... $   175      $  (818)      $  2,996       $  2,353     $   878      $ 1,035         $(1,781)      $  2,485
                       =======      =======       ========       ========     =======      =======         =======       ========
Pro forma net income
  per common share:
  Basic...............                                           $   0.13                                                $    .14
  Diluted.............                                               0.13                                                     .14
                                                                 ========                                                ========
Weighted average
  shares outstanding:
  Basic...............                                             17,595                                                  17,595
  Diluted.............                                             17,707                                                  17,707
                                                                 ========                                                ========

              NEW AMERICAN HEALTHCARE CORPORATION AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                           YEAR ENDED MARCH 31, 1998
                                 (IN THOUSANDS)

 (1) To record the historical operations of the Hospital Acquisitions for the period April 1, 1997 through March 31, 1998 or the date of acquisition by the Company.

 (2) To eliminate management fees in the amount of $2,131 that would not have been incurred had the Hospital Acquisitions been consummated on April 1, 1997.

 (3) To record estimated additional administrative salaries in the amount of $905, representing the total additional incremental costs to manage acquired and to be acquired hospitals, that would have been incurred had the Hospital Acquisitions been consummated on April 1, 1997.

 (4) To record depreciation and amortization for the Hospital Acquisitions in the amount of $3,674 as if they had been acquired on April 1, 1997 and elimination of historical depreciation and amortization in the amount of $4,614 recorded prior to the date of acquisition which had been recorded on a higher cost basis.

 (5) To record interest expense for the Hospital Acquisitions in the amount of $5,489 relating to acquisition debt of approximately $86,550 at a weighted average interest rate of 7.94% (excluding previous interest recognized on acquisition debt of $2,615) as if it had been incurred on April 1, 1997 and elimination of historical interest expense in the amount of $2,651 recorded prior to the date of acquisition for debt not assumed.

 (6) To record the elimination of interest expense in the amount of $3,953 on average acquisition debt of approximately $39,530 at a weighted average interest rate of 10% that will be paid off with a portion of the net proceeds of the Offering, as if the Offering had occurred on April 1, 1997.

 (7) To record tax expense at the expected combined income tax rate of 40%.

 (8) To record the elimination of cumulative preferred dividends in the amount of $617 on Series A Preferred Stock that was converted into cash.

 (9) To eliminate management fees in the amount of $415 that would not have been incurred had Crosby Memorial Hospital been acquired on April 1, 1997.

(10) To record lease expense on the Crosby Memorial Hospital Acquisition in the amount of $100 as if it had been acquired on April 1, 1997.

(11) To record depreciation and amortization for the Crosby Memorial Hospital Acquisition in the amount of $1,143 as if it had been acquired on April 1, 1997 and elimination of historical depreciation and amortization in the amount of $1,221 recorded prior to the date of acquisition.

(12) To record interest expense for the Crosby Memorial Hospital Acquisition in the amount of $2,781 relating to acquisition debt of approximately $35,025 at 7.9% as if it had been incurred on April 1, 1997 and elimination of historical interest expense in the amount of $31 recorded prior to the date of acquisition for debt not assumed.





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Exhibit No.                        Exhibit Index
-----------                        -------------

 2.1 Agreement to Lease and Purchase dated October 29, 1998 among Lucius O. Crosby Memorial Hospital ("Seller") and NAHC of Mississippi, Inc. ("Buyer") and New American Healthcare Corporation ("Parent") (incorporated by reference to the Registrant's Current Report on Form 8-K filed November 16, 1998).

23.1     Consent of Horne CPA Group.